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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): June 1, 2004


                            METALLURG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


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
               Delaware                           333-60077                   23-2967577
   -------------------------------        --------------------------        ----------------
   (State or other jurisdiction of         (Commission File Number)      (IRS Employer Identification
            incorporation)                                                           No.)

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                                  Building 400
                              435 Devon Park Drive
                            Wayne, Pennsylvania 19087
                    (Address of Principal Executive Offices)


                                 (610) 293-0838
              (Registrant's Telephone Number, Including Area Code)






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ITEM 5.  OTHER EVENTS

         On June 1, 2004, Metallurg, Inc. ("Metallurg"), a wholly owned subsidiary of Metallurg Holdings, Inc. (the "Company"), did not make the $5.5 million semi-annual interest payment due on such date in respect of its $100 million aggregate principal amount 11% Senior Notes due 2007 (the "Senior Notes"). Under the terms of the indenture governing the Senior Notes, Metallurg's failure to make the interest payment may be cured within 30 days. If such payment default is not cured within the 30-day grace period, an event of default will occur in respect of the Senior Notes as well as under Metallurg's revolving credit facility with Fleet National Bank (the "Fleet Credit Facility"). In addition, in the event that the maturity of the Senior Notes or the Fleet Credit Facility is accelerated as a result of such an event of default, an event of default will occur under the Company's 12 3/4% Senior Discount Notes due 2008 (the "Senior Discount Notes"). As all of Metallurg's outstanding common stock has been pledged as collateral for the Company's obligations under the Senior Discount Notes, if Metallurg is unable to make its interest payments when due, it could lead to a foreclosure on Metallurg's common stock.

         As previously announced, the Company has delayed the filing of its Quarterly Report on Form 10-Q for the period ended March 31, 2004 beyond the June 1, 2004 due date required by the indenture governing its Senior Discount Notes, which has resulted in a default thereunder. If the Senior Discount Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Discount Notes notifies the Company of such default and such default is not cured within 30 days of such notice, an event of default will occur and the Senior Discount Notes indenture trustee or holders of at least 25% in aggregate principal amount of the Senior Discount Notes may accelerate the maturity of the Senior Discount Notes and declare the entire principal amount of the Senior Discount Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Such an event of default would also result in an event of default under the Fleet Credit Facility.

         Furthermore, as also previously announced, the Company has not yet filed its 2003 Annual Report on Form 10-K with the Securities and Exchange Commission (the "SEC"), which has resulted in a default under the indenture governing the Senior Discount Notes. If the Senior Discount Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Discount Notes notifies the Company of such default and such default is not cured within 30 days of such notice, an event of default will occur and the Senior Discount Notes indenture trustee or holders of at least 25% in aggregate principal amount of the Senior Discount Notes may accelerate the maturity of the Senior Discount Notes and declare the entire principal amount of the Senior Discount Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Such an event of default would also result in an event of default under the Fleet Credit Facility. In the event of the acceleration of the Fleet Credit Facility following such an event of default (or any other event of default), such acceleration would result in an event of default under the Senior Discount Notes and the Senior Notes.

         Separately, Metallurg has not yet filed its 2003 Annual Report on Form 10-K or its Quarterly Report ended March 31, 2004 with the SEC, each of which has resulted in a default under the indenture governing the Senior Notes. If the Senior Notes indenture trustee or holders of 25% or more in aggregate principal amount of the Senior Notes notifies Metallurg of either such default and such default is not cured within 30 days of such notice, an event of default will occur and the Senior Notes indenture trustee or holders of at least 25% in aggregate principal amount of the Senior Notes may accelerate the maturity of the Senior Notes and declare the entire principal amount of the Senior Notes, together with accrued and unpaid interest thereon, to be due and payable immediately. Such an acceleration of the Senior Notes would also result in an event of default under the Senior Discount Notes.

         Finally, as previously announced, the Company has retained Compass Advisers, LLP, as financial advisors, and Paul, Weiss, Rifkind, Wharton & Garrison, LLP, as legal counsel, to assist the Company in analyzing and evaluating possible transactions for the principal purposes of refinancing the Fleet Credit Facility (which is scheduled to mature on October 29, 2004) and restructuring the balance sheets of the Company and Metallurg. Metallurg is engaged in negotiations with potential lenders regarding a refinancing of the Fleet Credit Facility. The Company neither expresses any opinion nor gives any assurances whatsoever regarding whether, when, or on what terms it will be able to refinance the Fleet Credit Facility or complete any broader restructuring of its or Metallurg's respective balance sheets. Management believes that such refinancing and restructuring is essential to the long-term viability of the Company. If the Company and Metallurg are not able to reach agreements that favorably resolve the issues described in this filing, the Company likely will not have adequate liquidity to enable it to make the interest payments required with respect to its Senior Discount Notes and Metallurg likely will not have adequate liquidity to enable it to make the interest payments required with respect to its Senior Notes or to repay



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the Fleet Credit Facility. In such event, the Company and Metallurg may have to resort to certain other measures to resolve their liquidity issues, including having the Company or Metallurg, or both companies, ultimately seek the protection afforded under the United States Bankruptcy Code. Furthermore, any negotiated refinancing of the Fleet Credit Facility or negotiated restructuring of the respective balance sheets of the Company and Metallurg may require that the Company or Metallurg, or both such companies, seek the protection afforded under the reorganization provisions of the United States Bankruptcy Code.

      Cautionary Statement Regarding Forward-Looking Statements

         This filing on Form 8-K contains certain forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including in particular those regarding Metallurg's and the Company's ability to meet their respective debt service obligations, to restructure the balance sheets of the Company and Metallurg and for each to continue as a going concern. Other factors that could cause or contribute to such risks and uncertainties include, but are not limited to, the ability of the Company to make the interest payments on its Senior Discount Notes, Metallurg's ability to refinance the Fleet Credit Facility, Metallurg's ability to make interest payments on its Senior Notes, the ability of the Company and Metallurg to complete a restructuring of their respective balance sheets on favorable terms, if at all, changes in general economic and business conditions, increased competition, reductions in customer demand, changes in technology and methods of marketing, and various other factors beyond the Company's control. These risks and uncertainties further include, but are not limited to, such factors as are described in the reports filed from time to time by the Company on SEC forms, including its most recently filed reports on Form 8-K, its Annual Report on Form 10-K for the year ended December 31, 2002, and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. The Company is not under, and expressly disclaims, any obligation to update the information contained in this filing for any future events, including changes in its cash balances or other events affecting the Company's or Metallurg's liquidity or financial position. New risk factors emerge from time to time and it is not possible for the Company to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the Company's or Metallurg's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.




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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         METALLURG HOLDINGS, INC.
                         By: /s/ Arthur R. Spector
                            ----------------------------------------------------
                            Name: Arthur R. Spector
                            Title: Executive Vice President, Principal Financial Officer and Principal Accounting Officer



Dated: June 1, 2004






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